Exhibit 10.1

SUBSCRIPTION AGREEMENT

OncoGenex Pharmaceuticals, Inc.
1522 217th Place SE, Suite 100
Bothell, Washington 98021

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement, together with the Annex and Exhibits attached hereto, (collectively this “Agreement”) is made as of the date set forth below between OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 475,000 shares (the “Shares”) of its Common Stock, no par value (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $20.00 per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 26, 2009, as amended (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) prior to the Closing Date (as defined in Annex I attached hereto).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by an underwriter and that there is no minimum offering amount.

5. The manner of settlement of the Shares purchased by the Investor shall be as follows:

DELIVERY BY ELECTRONIC BOOK-ENTRY AT THE DEPOSITORY TRUST COMPANY (“DTC”), REGISTERED IN THE INVESTOR’S NAME AND ADDRESS AS SET FORTH BELOW, AND RELEASED BY COMPUTERSHARE TRUST COMPANY (“COMPUTERSHARE”), THE COMPANY’S TRANSFER AGENT (THE “TRANSFER AGENT”), TO THE INVESTOR AT THE CLOSING (AS DEFINED IN SECTION 3.1 OF ANNEX I HERETO).

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE INVESTOR, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES.

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE INVESTOR, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT DESIGNATED BY THE COMPANY:

ABA Number: # 011000028

Account Name: OncoGenex Pharmaceuticals Inc.

Account Number: #361871071

Ref: OncoGenex Pharmaceuticals, Inc. Registered Direct Offering

Attn: Nick Galliano, State Street Bank and Trust, 1200 Crown Colony Drive, Quincy, MA 02169

Tel: (617) 537-3494 Fax: (617) 451-4609

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The Investor represents that, except as set forth below, (a) it has had no position (excluding any position solely in the nature of ownership of any securities issued by the Company), office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) taking into account the transactions contemplated hereby, the Investor Beneficially Owns (as such term is defined in the Company’s Amended and Restated Rights Agreement, as amended) less than 15% of the outstanding shares of Common Stock of the Company. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated July 17, 2009, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein (collectively, the “Disclosure Package”) prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information. Such information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended, including the Prospectus, a free writing prospectus or oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning and delivering a copy of this Agreement to the Investor, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company delivering a countersigned copy of this Agreement in accordance with Section 11 of Annex I hereto. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted, countersigned and delivered to the Investor by or on behalf of the Company.

Number of Shares:

Purchase Price Per Share:		$20.00
Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated

this      day of                  , 2009:

INVESTOR
By:
Print Name:
Title:
Address:

Agreed and Accepted

this      day of      day of                  , 2009:

ONOCOGENEX PHARMACEUTICALS, INC.
By:
Name: Scott Cormack
Title: President and CEO

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Terms used in this Annex I but not defined have the meaning ascribed to them in the Subscription Agreement to which this Annex I is attached (said Subscription Agreement, together with the Annex and Exhibits attached thereto, collectively this “Agreement”). All references to dollar amounts used herein refer to United States dollars unless expressly noted otherwise.

1. Authorization and Sale of the Shares

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing, the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into this same form of Agreement in all material respects with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company, and of which the Investors will be notified in advance in writing by the Company (and for purposes of this Section 3.1, in writing via e-mail is sufficient) but in no event will the Closing Date be more than 15 calendar days later than the date the Investor delivers the funds to the Company as described in Section 3.3, below. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will have been delivered by or on behalf of the Investor to the Company, subject to Section 3.3 hereof.

3.2 Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (a) the Company having accepted the Investor’s offer to purchase the Shares, which shall be evidenced by the Company countersigning and delivering a copy of this Agreement to the Investor; (b) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page; (c) the Shares having been designated for quotation or listing on the Nasdaq Capital Market and there having been no suspension from trading thereon; and (d) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

3.3 Delivery of Funds. No later than one (1) business day after the execution and delivery of this Agreement by the Investor, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

ABA Number: # 011000028

Account Name: OncoGenex Pharmaceuticals Inc.

Account Number: #361871071

Ref: OncoGenex Pharmaceuticals, Inc. Registered Direct Offering

Attn: Nick Galliano, State Street Bank and Trust, 1200 Crown Colony Drive, Quincy, MA 02169

Tel: (617) 537-3494 Fax: (617) 451-4609

Such funds shall be held in trust by the Company for the benefit of the Investor until (a) the conditions set forth in Section 3.2 hereof have been satisfied in the reasonable judgment of the Company and (b) until the Company has irrevocably directed its Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC (as defined below), at which time the funds shall become the Company’s sole and exclusive property.

3.4 Delivery of Shares. No later than one (1) business day after the execution and delivery of this Agreement by the Investor, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Company’s Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Company. Simultaneously with the release of funds to the Company held in trust pursuant to Section 3.3 hereof, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Investor.

The Investor represents and warrants to, and agrees with, the Company as at the date hereof and at the Closing Date, that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon the Disclosure Package and the documents incorporated by reference therein.

4.2 The Investor acknowledges that (a) no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3 The Investor (a) is not a resident of or otherwise governed by the laws of Canada or any province or territory thereof; (b) was not offered the Shares in Canada; (d) did not execute or deliver this Agreement in Canada; (e) is purchasing the Shares as principal for its own account and not for the benefit of any other person; and (f) is either: (i) acquiring Shares with an aggregate purchase price in excess of Canadian $150,000 and was not created or used solely to purchase or hold securities pursuant to an exemption from the registration requirements of applicable Canadian securities laws; or (ii) is an ‘accredited investor’ within the meaning of applicable Canadian securities laws and the Investor has duly executed and delivered to the Company the Certificate of Accredited Investor attached hereto as Exhibit B indicating the means by which the Investor is an accredited investor and the content therein is, and will on the Closing Date be, true and accurate.

4.4 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.5 The Investor understands that nothing in this Agreement, the Disclosure Package, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.6 Since the date on which the Company first contacted such Investor about the Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6. Notices.

All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

OncoGenex Pharmaceuticals, Inc.
1522 217th Place SE, Suite 100
Bothell, WA 98021
Attention: Stephen Anderson, Chief Financial Officer
Facsimile: (604) 736-3687

with copies to:

Dorsey & Whitney LLP
U.S. Bank Centre
1420 5th Ave Suite 3400
Seattle, WA 98101
Attention: Randal R. Jones
Facsimile: (206) 903-8820

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes.

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law.

This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Execution, Counterparts and Delivery of the Prospectus Supplement.

This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The parties shall be entitled to rely upon delivery by facsimile or e-mail of an executed copy of this Agreement, and acceptance by a party of such facsimile or e-mail copy shall be legally effective to create a valid and binding agreement between the Investor and the Company in accordance with the terms of this Agreement. The Company shall, no later than one (1) business day after having delivered to the Investor the Company’s executed counterpart of this Agreement, deliver to the Investor the Prospectus Supplement, provided that delivery to the Investor of the Prospectus Supplement may be made by the filing of an electronic version thereof with the Commission.

12. Confirmation of Sale.

The Investor acknowledges and agrees that such Investor’s receipt of the Company’s executed counterpart to this Agreement shall constitute written confirmation of the Company’s agreement to sell the Shares to such Investor in accordance with the terms of this Agreement.

13. Press Release.

The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on a day no later than the business day immediately after the date hereof.

Exhibit A

ONCOGENEX PHARMACEUTICALS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name in which your Shares are to be registered. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

Exhibit B
CERTIFICATE OF ACCREDITED INVESTOR
TO: ONCOGENEX PHARMACEUTICALS, INC. (the “Issuer”)
RE: SUBSCRIPTION FOR SHARES OF THE ISSUER
The undersigned Investor/duly authorized representative of the Investor hereby certifies that the Investor is an “accredited investor” under applicable Canadian securities laws, by virtue of being:
[please check one]

a.	any national, federal, state, provincial, territorial or municipal government of or in any non-Canadian jurisdiction, or any agency of that government,

b.	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities‚, exceeds C$1,000,000,

c.	an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

d.	an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000,

e.	a person (including a corporate entity), other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements,

f.	an entity organized in a foreign jurisdiction that is analogous in form and function to any of the following entities:

(i) a Canadian financial institution, or a Schedule III bank, or

(ii) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer; or

(iii) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

g.	a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

	For the purposes of this Certificate the term “financial assets” means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

‚	For the purposes of this Certificate the term “related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.
The statements made in this Exhibit are true and will be true on the Closing Date.
DATED                                                               , 2009.

Signature of Investor

Name of Investor

Address of the Investor